UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2011

EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio		43230
(Address of principal executive offices)		(Zip Code)

(614) 474-4001
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2011, Express, Inc. (the “Company”) entered into a Nomination and Stockholders Agreement with affiliates of Golden Gate Capital (“Golden Gate”).  In this agreement, the parties agreed that Mr. Joshua Olshansky, a Managing Director at Golden Gate, would be appointed to the Company's Board of Directors (“Board”) as a Class II director. In connection with Mr. Olshansky's appointment, the parties also agreed that Mr. Olshansky will offer his resignation from the Board if Golden Gate ceases to hold at least 12.7 million shares of Company common stock. In addition, the parties agreed that all decisions regarding compensation of the Company's Chief Executive Officer or any Company director shall be decided by the affirmative vote of a majority of the Board.

The foregoing description of the material terms of the Nomination and Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Nomination and Stockholders Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board appointed Mr. Sam Duncan and Mr. Joshua Olshansky to the Board on April 23, 2011. Mr. Duncan was appointed as a Class I director and Mr. Olshansky was appointed as a Class II director pursuant to the Nomination and Stockholders Agreement described in Item 1.01 above. Mr. Duncan was also appointed to the Compensation and Governance Committee (the “Committee”) and replaces Mr. David Dominik on the Committee.
There are no arrangements or understandings between Mr. Duncan and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Duncan and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Olshansky is a Managing Director of Golden Gate. For a description of the Company's relationship with Golden Gate, see the Company's prospectus dated April 6, 2011, filed with the Securities and Exchange Commission pursuant to Rule 424(b) (“Prospectus”).
Mr. Duncan will be entitled to the Company's standard non-employee director cash and equity compensation arrangements described in the Prospectus. In addition, Messrs. Duncan and Olshansky have entered into the Company's standard indemnification agreement for directors, which has been filed as an exhibit to the Company's registration statement on Form S-1, as amended (File No. 333-164906).
A copy of the Company's press release announcing the appointment of Messrs. Duncan and Olshansky to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Exhibit
10.1    Nomination and Stockholders Agreement, dated April 23, 2011, by and among Express, Inc., Multi-Channel Retail Holdings LLC - Series G, Golden Gate Capital Investment Fund II, L.P., Golden Gate Investment Fund II-A, L.P., Golden Gate Capital Investment Annex Fund II, L.P. and Joshua Olshansky.

10.2    Form of Indemnification Agreement (incorporated by reference from Exhibit 10.22 to the Company's registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on April 30, 2010 (File No. 333-164906)).

99.1        Press release, dated April 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXPRESS, INC.

April 26, 2011	By:	/s/ Matthew C. Moellering
Matthew C. Moellering
Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary